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                                                                   EXHIBIT 10.01


                                 DEED OF LEASE


         1. PARTIES. This Deed of Lease ("Lease") dated as of the 1st day of June, 1996, is between STRAYER COLLEGE, INC., a Maryland Corporation, as TENANT; and FREDERICKSBURG INVESTMENTS, INC., a Virginia Corporation, as LANDLORD.

         2.      Premises.

                 (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the conditions hereinafter set forth, the Premises ("Premises"), located in the County of Spotsylvania, Virginia, and consisting of space comprising an area of approximately 17,520 square feet, and known as 4500 Plank Road, Fredericksburg, Virginia. The Premises are located in that portion of the office building designated on the attached and incorporated Exhibit "A" as the "Building Addition".

                 (b) In addition to the Premises, the Tenant shall have a license to use in common with others such automobile parking areas, driveways, footways, and other facilities as may be designated from time to time by the Landlord; subject, however, to the terms and conditions hereof and to reasonable rules and regulations for the use thereof prescribed by the Landlord and distributed to Tenant. The Tenant shall not use or permit its employees to use at any time the sixteen (16) parking spaces designated on Exhibit A attached hereto as "RESERVED".

         3. TERM. The primary term of this Lease shall commence on the date set forth in Paragraph 1 above (the "Lease Commencement Date"), and shall continue for a period of ten (10) years ("Term") thereafter, unless sooner terminated or extended as hereafter provided.

         4.      BASE RENT.

                 (a) Beginning on the Lease Commencement Date, Tenant shall pay to Landlord a Base Rent at the rate of TWO HUNDRED NINETY SEVEN THOUSAND EIGHT HUNDRED FORTY AND NO/100 DOLLARS ($297,840.00), for each year of the primary Term, subject to increase pursuant to Paragraph 29 below, all of which said rent shall be payable in equal monthly installments of TWENTY FOUR THOUSAND EIGHT HUNDRED TWENTY AND NO/100 DOLLARS($24,820.00), in advance on the first day of each and every month during the primary Term, subject to increase pursuant to Paragraph 29 below. Rent shall be paid without any reduction or setoff whatsoever. Tenant shall pay an additional five percent (5%) late charge for any rent installments not received by Landlord within seven (7) days of the due date. If said late charge is not allowable by law, Tenant shall pay the maximum late charge allowable by law. In addition, Tenant shall pay as additional rent to Landlord a fee of $50.00 for any check given to Landlord for any reason which is returned or dishonored.





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                 (b)      This is a net lease, and the Base Rent, additional
rent, and all other sums payable hereunder by Tenant shall be paid without notice or demand (except as otherwise provided herein), and without set-off, counterclaim, abatement (except as otherwise provided herein), suspension, deduction or defense. Tenant covenants that all sums, liabilities and obligations which the Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every expense and cost which may be added for nonpayment or late payment thereof, shall constitute "additional rent" hereunder.

                 (c) Tenant agrees that it shall remain obligated hereunder, and that it shall not take any action to terminate, rescind, or avoid this Lease, notwithstanding (i) any bankruptcy, insolvency, liquidation, reorganization, dissolution, winding-up or other such proceeding affecting Landlord, or any assignee of Landlord, or (ii) any action with respect hereto which may be taken by any trustee or receiver of Landlord, or of any assignee of Landlord in any such proceeding, or by any court in any such proceeding.

         5.      ADDITIONAL CHARGES.

                 (a) Except as specifically set forth below with respect only to Capital Repairs, Tenant shall be responsible for maintaining and operating the Premises, including, but not limited to trash collection, keeping parking areas and travel lanes clean and clear of snow and ice and in maintaining the Premises including landscaping, repainting of signs, poles, parking lot surface and other like items, cleaning all plate glass, water and sewer charges, repair of all plumbing, electrical, and HVAC systems, maintenance and repair of the roof of the Premises, and the cost of insuring the Premises. Landlord shall have the right, but not the obligation, to perform any such maintenance or repairs if Tenant fails to perform the same within ten
(10) business days after receipt of written notice from Landlord specifying the nature of such required maintenance or repair (or, if such maintenance or repair is not reasonably capable of being performed within such ten
(10)-business day period, if Tenant commences such maintenance or repair within such ten (10)-business day period and diligently pursues such maintenance or repair to completion), in which event Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred in connection therewith, within thirty
(30) days after receipt of an invoice substantiating such costs; provided, however, that Landlord shall have no duty to give such notice prior to performing any such maintenance or repairs of an emergency nature or which are required to prevent imminent damage to the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord shall repair and maintain in good working order and condition only the structural components of the building located on the Premises (the "Capital Repairs"), and Tenant shall have no obligation with respect thereto. Tenant shall have the right, but not the obligation, to perform any such Capital Repairs only if Landlord fails to perform the same within ten (10) business days after receipt of written notice from Tenant specifying the nature of such required Capital Repairs (or, if such Capital Repairs are not reasonably capable of being performed within such ten
(10)-business day period, if Landlord commences such capital repairs within such ten (10)-business day period and diligently pursues such Capital





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Repairs to completion), in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred in connection therewith, within thirty
(30) days after the receipt of an invoice substantiating such costs. Tenant shall notify Landlord immediately upon Tenant's becoming aware of the need for any Capital Repairs. Except with respect to the Capital Repairs, Tenant shall be responsible for all costs of maintaining and operating the Premises regardless of whether the actual work is performed by or at the direction of the Tenant or Landlord. Tenant shall be responsible for paying directly or reimbursing Landlord for Landlord's share of any and all costs shared among the building of which the Premises is a part and the other buildings located in the vicinity of the Premises pursuant to that Easement Agreement recorded among the land records of Spotsylvania County, Virginia in Deed Book 1090, at page 328.

                 (b) Tenant shall pay in advance the real estate taxes for the Premises, in accordance with the following: At the commencement of the Term of this Lease and at the beginning of each calendar year, Landlord will deliver to Tenant a reasonable estimate of said real estate taxes. Tenant shall pay monthly one-twelfth (1/12) of the estimated annual cost in addition to the monthly rent. Failure by Tenant to pay said taxes on a monthly basis shall be a default hereunder. After the first calendar year, the estimated taxes for the next succeeding year and for each year thereafter shall be deemed to be the actual taxes for the preceding year. On or before the forty-fifth
(45th) day following each December 31st during the Term, Landlord shall provide Tenant with a statement reflecting the actual real estate taxes for the Premises for the preceding year or portion thereof. If the actual tax due is less than the total amount of the estimated tax paid in advance, Landlord shall credit such excess against the next due payment of taxes; and if the actual tax due exceeds the advance estimated tax paid over the year, Tenant shall pay Landlord for the difference within thirty (30) days following receipt by Tenant of such statement. Advance estimated tax shall be prorated for any partial calendar year. Failure by Landlord to deliver to Tenant the statement of actual real estate taxes within the time frame set forth above shall not relieve Tenant of the obligation to make monthly estimated payments in accordance with the last estimate of real estate taxes, nor shall it be deemed a waiver by Landlord of the right to collect the difference between Tenant's estimated payments and the actual real estate taxes for the preceding year; provided, however, that if Landlord fails to deliver to Tenant such reconciliation within the 45-day period provided herein, any excess payments made by Tenant shall be credited to Tenant along with a late charge in the amount of five percent (5%) of the amount of the overpayment.

                 6. UTILITIES. Tenant agrees to pay, before delinquency, all charges for water, electricity, telephone and any other utilities used by Tenant; provided that Tenant is able to contract directly with the provider of such utilities. In the event any such providers refuse to allow Tenant to contract directly for such utilities, and Landlord contracts directly with the provider of any such utilities, Tenant shall pay all charges for such services incurred with respect to the Premises within twenty (20) days after receipt of an invoice substantiating such charges. Landlord shall not be under any responsibility or liability in any way whatsoever for the quality, quantity, impairment, interruption,





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stoppage or other interference with service involving water, heat, air conditioning, electric current for light and power, telephone or any other service; except to the extent the same results from Landlord's failure to perform its obligations pursuant to Section 8 below, in which event, if such interruption, stoppage or other impairment of utilities or services renders the Premises reasonably unacceptable for the use of the Premises contemplated by this Lease, then the monthly Base Rent and additional rent payable under this Lease shall be abated until the Premises may reasonably be used for the purposes contemplated hereunder.

         7. PERSONAL PROPERTY TAXES. Tenant agrees to pay all taxes levied upon the personal property located within the Premises, including trade fixtures and inventory.

         8. MAINTENANCE. Tenant shall be responsible for all maintenance, repairs and replacement of the interior and exterior of the Premises, and pest control, all at Tenant's expense, with the exception of all Capital Repairs.

         9. RULES AND REGULATIONS. By the signature affixed hereto, Tenant agrees that the following rules and regulations shall apply to the Premises, subject to change in the sole discretion of Landlord, provided, however, that
(i) any changes to such rules and regulations shall be reasonable and shall not diminish Tenant's benefits under this Lease nor modify the economic terms of this Lease, (ii) Tenant shall be provided with at least ten (10) days prior written notice of such changes, and (iii) Tenant shall be provided a reasonable period of time to comply with any such changes:

                 (a) Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

                 (b) Tenant shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

                 (c) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

                 The foregoing rules and regulations shall remain in full force and effect for the duration of this Lease unless amended by Landlord; and further, no waiver shall be effective unless signed by Landlord, and any such waiver shall not relieve Tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord.

         10. ENTRY BY LANDLORD. Tenant shall permit the Landlord, its agent or attorney, to enter the Premises at all reasonable and proper times for the purpose of





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inspection of the same, or for the performance of repairs required by the terms of this Lease, upon reasonable prior notice to Tenant, except in the event of an emergency.

         11. ALTERATIONS. Tenant shall not make any alterations or improvements involving structural changes or otherwise without securing Landlord's written consent; provided, however, that Landlord's consent to any non-structural alterations requested by Tenant shall not be unreasonably withheld, conditioned or delayed. Any alterations or additions authorized to be made by Tenant are to be done in a good and workmanlike manner without cost to Landlord. In addition, Tenant shall obtain all necessary permits to complete improvements to the Premises. Any mechanics lien filed against the Premises resulting from work performed at the direction of Tenant shall be an event of default hereunder, unless Tenant shall bond off such mechanics lien(s) within five (5) days after receiving written notice of the filing of such lien and hold Landlord harmless from any loss, including attorneys fees incurred to defend against such lien(s).

         12.     TRADE AND OTHER FIXTURES; SIGNS.

                 (a) Tenant may install or cause to be installed such equipment and trade and other fixtures as are reasonable or necessary for the operation of its business. Such equipment and trade or other fixtures shall remain personal property and title thereto shall continue in the owner thereof. However, if the removal of any said items would cause any damage to the demised Premises, it is hereby deemed real estate and shall not be removed, and upon the termination of this Lease shall become and be the property of the Landlord. Notwithstanding anything to the contrary contained in the immediately preceding sentence, such equipment and trade fixtures shall remain the property of Tenant, and Tenant shall be permitted to remove the same, provided that Tenant promptly repairs all damage to the Premises caused by such removal. In the event such equipment and trade or other fixtures are subject to a lien or title retention instrument, the holder of such lien or title retention instrument shall have only the rights and be able to enforce the same as stated herein. Under no circumstances and in no event shall Landlord be responsible for loss or damage to trade items, fixtures or other personal property belonging to the Tenant due to fire or other casualty, theft, or the like, except in the event of Landlord's gross negligence or willful misconduct. This provision shall not obligate Landlord to provide any special electrical service or plumbing fixtures or fittings to accommodate Tenant's use on the Premises.

                 (b) No sign, advertisement or notice shall be affixed or displayed on the outside of the Premises without the Landlord's written permission, which shall not be unreasonably withheld. If such consent is granted, Tenant must first obtain any and all permits required by any law, ordinance or regulation of the jurisdiction in which the Premises is located. If any unauthorized sign, advertisement or notice is erected, Landlord shall have the right to remove the same at the expense of Tenant.





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         13.     CASUALTY DAMAGE.   In the event the Premises is subject
to any mortgage or deed of trust, all proceeds of property insurance required under this Lease shall be payable solely to the Landlord's first mortgagee ("First Mortgagee"), to be applied by the First Mortgagee in accordance with the terms of this paragraph and said mortgage or deed of trust. Except as hereafter provided, the proceeds of any loss payable under the casualty policy described in this Lease, at the sole option of the First Mortgagee, shall be applied, in whole or in part, either in satisfaction of the indebtedness owing to such mortgagee, with the balance of the loss proceeds, if any, being paid to the Landlord, or to the costs of repairing, restoring, renovating, or replacing the Premises or the damage thereto. In the event the First Mortgagee makes the proceeds of insurance available for repairing, restoring, renovating or replacing the Premises, or the event there is no First Mortgagee at the time of such casualty, then in the event of total damage or destruction to the Premises due to fire or other casualty (total destruction hereby deemed to be damage greater than fifty percent (50%) to the Premises), then the Landlord in its sole discretion may opt to repair or replace the Premises by written notice thereof to Tenant within thirty (30) days after the date of the damage, in which event the rent shall fully abate for the repair or construction period. In the event the Landlord chooses not to repair or replace the Premises, then this Lease shall terminate and all parties shall be released from any further liability hereunder. In the event of partial damage or destruction by fire or other casualty (partial destruction hereby deemed to be damage to less than fifty percent (50%) of the Premises as determined by Landlord), then the rent shall be reduced proportionately for that period necessary to repair or replace the damaged portion of the Premises. Notwithstanding anything to the contrary contained in this Section 13, if Landlord so elects to restore the Premises to the condition existing prior to the damage, such restoration shall be completed with due diligence and, in all events, within twelve (12) months after the date of the damage. If (a) Landlord does not elect to restore the Premises, or (b) notwithstanding Landlord's election to restore the Premises, the restoration is reasonably expected to require more than twelve (12) months to complete, or (c) Landlord's restoration of the Premises is not completed within twelve (12) months of the date of the damage, then, in any of such events, Tenant shall have the right to terminate the Lease upon written notice thereof to Landlord within thirty (30) days after the occurrence of the event described in clause
(a), (b), or (c) above, whichever is applicable, in which event the parties shall be released from all liability accruing under the Lease from and after the date of such termination. In the event such damage or destruction to the Premises was caused by the act or omission of Tenant or its employees, agents, or invitees, than Tenant shall not be entitled to any abatement in rent, and Tenant shall pay Landlord's deductible and the amount by which such restoration expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction. Notwithstanding anything herein to the contrary, Landlord and Tenant each shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration (2) the First Mortgagee fails or refuses to make such insurance proceeds available for such repair and restoration, or (3) zoning or other applicable governmental laws and regulations do not permit such repair and restoration, upon written notice to the





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other party within thirty (30) days after the determination that clause (1),
(2) or (3) above is applicable.

         14.     INSURANCE.

                 (a) Tenant shall, at its sole expense, obtain and keep in force throughout the term of this Lease, full replacement value fire and extended coverage or "all-risk" coverage insurance naming Landlord and Tenant, as their interests may appear, and such other parties as Landlord and Tenant may designate as additional insured, in the customary form utilized in the northern Virginia area for buildings and improvements of similar character, on all improvements now or after this date located on the Premises.

                 (b) Tenant shall, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in the aggregate as to liability for personal injury to or death of any person, and for damage to property, insuring against any and all liability of Landlord and Tenant, including, without limitation, coverage for contractual liability and broad form property damage with respect to the Premises, or arising out of the maintenance, use, or occupancy of the Premises.

                 (c) All insurance required in this Lease shall be issued by companies rated at least A or A+ non-contingent rating by A.M. Best's Insurance Reports. The fire and extended coverage or "all-risk" coverage insurance shall be payable to Landlord, Tenant, and any Mortgagee as their interests may appear. The "all-risk" coverage insurance and the general liability insurance shall be carried in the joint names of Tenant, Landlord, and such other parties having an interest in the Premises as Landlord and Tenant may designate. All insurance policies shall (i) be subject to approval by Landlord and any mortgagee as to form and amount; (ii) expressly provide that such policies shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and any Mortgagee; (iii) provide that no act or omission of Tenant that would otherwise result in forfeiture or reduction of the insurance shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained; and (iv) to the extent obtainable, contain a waiver by the insurer of its rights of subrogation against Landlord and Tenant. Upon issuance, each such insurance policy or a certified copy of such policy shall be delivered to the Landlord and any lender whom Landlord designates. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

         15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant will promptly comply with all applicable and valid laws, ordinances and regulations of Federal, State, County, Municipal or other lawful authority, pertaining to the use and occupancy of the Premises. Tenant shall also comply with all rules and regulations adopted from time to time by Landlord relating to the Premises.





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         16.     RIGHT TO ASSIGN OR SUBLET.  The Tenant will not sublet the
Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation or transfer or assign this Lease without the prior written consent of the Landlord, nor shall any subletting or assignment hereof be effected by operation of law or otherwise than by the prior written consent of the Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

         17. BANKRUPTCY. Should Tenant make an assignment for the benefit of creditors or file for bankruptcy such action shall constitute a breach of this Lease for which Landlord, at its option, may terminate all rights of Tenant or its successors in interest under this Lease, and exercise all other remedies for breach available to Landlord.

         18. CONDEMNATION. Tenant agrees that if the said Premises or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against the Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation with reference to the land and improvements thereof; and all rights of the Tenant to damages therefor, if any, are hereby assigned by the Tenant to the Landlord. If such condemnation or taking is of such a substantial nature as to prevent the Tenant from carrying on its business, then the Lease shall cease and terminate from the date of such governmental taking or condemnation, and the Tenant shall have no claim against the Landlord for the value of any unexpired Term of this Lease. If this Lease is not terminated as above provided as a result of a governmental taking, Tenant and Landlord shall agree upon an equitable reduction of the rental. If the parties fail to agree upon reduction within sixty (60) days from the date of the final award or payment for the part of the Leased Premises so taken or conveyed, Landlord and Tenant shall each choose one arbitrator and the two arbitrators so chosen shall choose a third arbitrator. The decision of any two of the arbitrators as to the rental reduction, if any, shall be binding on Tenant and Landlord and any expense or fees involved shall be divided equally between Tenant and Landlord.

         19.     DEFAULT.

                 (a) Each of the following occurrences or acts shall constitute an event of default ("Event of Default") under this Lease entitling Landlord to exercise the remedies contained in this Section 19; (i) if Tenant shall fail to pay any monthly rent, additional rent or other sums under this Lease on the date when due; provided, however, that no Event of Default shall be deemed to have occurred unless such failure continues for a period of ten
(10) days after Landlord delivers written notice thereof to Tenant, except with respect to the failure to pay Base Rent when due, in which event such written notice shall be provided only with respect to the first such failure in any twelve (12) month period, or (ii) if Tenant shall fail to observe or perform any other covenant, condition or agreement of this Lease; provided, however, that no Event of Default shall be deemed to have occurred unless such failure continues for a period of ten (10) days after Landlord delivers written





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notice thereof to Tenant; and provided further, if such failure is not reasonably capable of being cured within such ten (10)-day period, then the period in which Tenant may cure such failure shall be extended for such period of time as is reasonably necessary for such cure, provided Tenant promptly commences and diligently pursues the cure of such failure to completion. Upon the occurrence of an Event of Default, Landlord may enforce performance in any manner provided by law, including, without limitation, resumption of possession of the Premises by Landlord and reletting the same for the remainder of the Term at the best rental Landlord can obtain for the account of Tenant, who shall pay any deficiency. In such event, Landlord shall pursue reletting of the Premises with commercially reasonable diligence. If an Event of Default shall be continuing with regard to the performance of any covenant, condition or agreement in this Lease, Landlord shall have the right, but not the obligation, to perform any act of Tenant required under such covenant, condition or agreement.

                 (b) As security for the performance of Tenant's obligations under this Lease, Tenant grants to Landlord a lien upon and a security interest in Tenant's personal property located in the Premises. Landlord may exercise all rights in connection with such lien and security interest, at any time or from time to time, in accordance with all applicable laws, including without limitation, the Uniform Commercial Code in effect in the Commonwealth of Virginia. Landlord agrees to subordinate such lien and security interest to any lien or security interest granted by Tenant in or to any of its personal property as security for indebtedness secured for the purpose of financing the purchase or leasing of any such personal property; provided, however, the secured party agrees (i) to provide notice of any defaults under such financing to Landlord, and (ii) to promptly repair any and all damage to the Premises that occurs if the secured party removes its collateral.

                 (c) No termination of this Lease nor repossession of the Premises pursuant to this paragraph or otherwise, and no reletting of the Premises or any part thereof, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or reletting.

                          (i)     In the event of any such termination or
repossession, the Tenant shall pay to the Landlord the Base Rent, additional rent and other sums required to be paid by the Tenant until and including the date of such termination or repossession; and thereafter, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Premises or any part thereof shall have been re-let, the Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (1) the Base Rent, additional rent and other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (2) the net proceeds, if any, of any re-letting actually effected for the account of Tenant, after deducting from such proceeds all of Landlord's expenses incurred in connection with such re-letting (including, without limitation, all brokerage commission, attorneys' fees, and expenses of preparation for such re-letting). Tenant shall pay such current damages on the days on which the Base Rent would have been payable under this





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Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

                          (ii)    At any time after any such termination or
repossession by reason of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to the preceding paragraph (c) (i), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as liquidated final damages for Tenant's default, and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), the amount by which (A) the Base Rent, additional rent and other sums which would be payable under this Lease from the date of such demand, for what would be the then unexpired term of this Lease in the absence of such termination or repossession, discounted at the rate of 8% per annum, exceeds
(B) the then fair net rental value of the Premises for the same period, discounted at the rate of 8% per annum. If any statute or rule of law limits the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

                 These remedies are cumulative with each other and with all other remedies provided by law, and no exercise by Landlord of any one or more remedies available to Landlord shall be deemed to be a waiver of any other remedies. The Landlord is not obligated to exercise any or all of the remedies set forth herein. No waiver by the Landlord of any breach of any covenant, condition or agreement herein contained shall be construed to be a waiver of the covenant, condition or agreement itself or any subsequent breach thereof. All costs incurred by Landlord in enforcing the terms of this Lease, including reasonable attorney's fees, shall be paid to Landlord by Tenant and shall be considered to be additional rent hereunder. Notwithstanding anything to the contrary contained in this Lease, in the event suit shall be brought by either party hereto against the other to enforce any of the provisions of this Lease, the prevailing party in any such action shall be entitled to recover from the other party all of its expenses incurred in connection with such action, including reasonable attorneys' fees, disbursements and actual costs.

         20. LANDLORD'S COVENANTS. Landlord covenants that, so long as Tenant is not in breach hereof, Tenant shall have quiet enjoyment of the Premises. Landlord makes no warranty that the use of the Premises as contemplated by Tenant is permissible under any law or regulation.

         21. SUBORDINATION. Tenant hereby agrees that its leasehold interest hereunder is subordinate to any mortgages or Deeds of Trust now on, or hereafter to be placed on, the Premises leased hereunder. This subordination agreement shall be self-operative and no further instrument or certificate of subordination shall be required from Tenant, but if requested Tenant agrees to execute any documents presented to evidence the subordination. In the event of enforcement by any Trustee under any Deed





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of Trust encumbering the Premises of the remedies provided for by law or by such Deed of Trust, Tenant will, upon request of any person succeeding to the interest of Landlord as the result of such enforcement, automatically become the lessee of such successor in interest, without any change in the terms or other provisions of this Lease; provided, however, that any such successor in interest shall not be bound by any amendment or modification of this Lease made without the consent of the Beneficiary under any such Deed of Trust or any such successor in interest, and Tenant shall, upon request by such successor in interest, execute and deliver an instrument or instruments confirming its attornment and acknowledgment of such successor as Landlord hereunder. Notwithstanding anything to the contrary contained herein, except as to any mortgages or Deeds of Trust encumbering the Premises as of the date of this Lease, the terms of this Section 21 shall be subject and conditioned upon receipt by Tenant of a subordination, non-disturbance and attornment agreement from each lender holding a mortgage or Deed of Trust encumbering the Premises, on commercially reasonable terms.

         22. NOTICES. Any notice required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered upon receipt, if hand delivered, one business day after deposit with a national overnight delivery service, or three business days after deposit in the United States Mail, certified or registered (return receipt requested), postage fully prepaid, to the addresses for the respective parties set forth hereinafter, or to such other address as either party may designate in writing and deliver as herein provided.


LANDLORD:                Fredericksburg Investments, Inc.
                         6801 Lois Drive
                         Springfield, VA 22150

TENANT:                  Strayer College, Inc.
                         1025 Fifteenth Street, N.W.
                         Washington, D.C.  20005


         23. SURRENDER OF PREMISES. It is agreed that upon the termination of this Lease by whatever cause, the Tenant will surrender the Premises to the Landlord in as good condition as they were when occupancy was taken hereunder, natural wear and depreciation from reasonable use thereof and damage or destruction by fire or acts of God excepted. Prior to said termination or within fifteen (15) days thereafter, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the Premises by Tenant, and which are designated in said notice, and repair any damage occasioned by such removals. In default thereof, Landlord may effect said removal and repairs at Tenant's expense. Any floor covering that is cemented or otherwise adhesively affixed to the floor of the Premises shall not be considered a trade fixture. All trade fixtures not removed by Tenant shall become property of the Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove any alteration to the Premises unless, at the time Tenant requests Landlord's approval of such alteration, Landlord specifies in writing that such alteration must be removed from the Premises at the expiration or termination of the Lease Term.

         24. HOLDOVER. If the Tenant shall occupy the Premises with the consent of the Landlord after the expiration of this Lease, and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for the term of one (1) month only from the date of such expiration, and occupation thereof shall operate to extend the term of this Lease for but one (1) month at a time unless other terms of such extension are endorsed hereon in writing and signed by the parties hereto. In such event if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month.

                 Notwithstanding the foregoing provisions of this paragraph, in the event that Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the term of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly Tenant hereunder, Landlord at its option may forthwith re-enter and take possession of the Premises without process or by any legal process in force in the jurisdiction in which the Premises are located.

         25. LANDLORD'S LIABILITY. In the event Landlord should ever become liable to Tenant for the payment of any sums hereunder, Tenant agrees to look solely to the Landlord's estate and interest in the Premises, and the real estate upon which the said Premises are situated, and the improvements of which it is a part, or the proceeds thereof, for satisfaction of any such sums, and in no event shall Landlord incur any individual liability for such obligations.

         26.     INDEMNIFICATION.

                 (a) Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold harmless from and against, all costs, damages, claims, liabilities, expenses (including reasonable attorneys' fees, disbursements and actual costs), losses and court costs suffered by or claimed against Landlord, based on or arising out of (i) Tenant's use and occupancy of the Premises or (ii) any breach of Tenant's obligations under the Lease.

                 (b) Landlord shall reimburse Tenant for, and shall indemnify, defend upon request and hold Tenant harmless from and against, all costs, damages, claims, liabilities, expenses (including reasonable attorneys' fees, disbursements and actual costs), losses and court costs suffered by or claimed against Tenant, based on or arising out of the gross negligence or willful misconduct of Landlord in discharging its obligations under this Lease.

         27. USE OF PREMISES. The Premises shall be used by Tenant solely as an educational institution, or for any other use permitted under applicable law. No other uses shall be permitted on the Premises without the prior written consent of Landlord, which Landlord may grant or withhold at its sole discretion.

         28.     RENEWAL OPTION.

                 (a) Tenant shall have and is hereby granted the option to extend the Term for three (3) periods of five (5) additional Lease Years each (each, an "Extension Period") provided Tenant gives written notice to Landlord of its election to exercise each such extension option no later than one hundred eighty (180) days prior to the expiration of the last Lease Year of the term or the then-current Extension Period, as applicable.

                 (b) All terms and conditions of this Lease shall remain in full force and effect during each Extension Period, except that monthly Base Rent payable during each Extension Period shall be at the current market rental rate with respect to comparable space (the "Current Market Rental Rate") at the time of the commencement of the Extension Period, with subsequent escalations in monthly Base Rent thereafter to be determined by market practice with respect to comparable space. Landlord and Tenant shall negotiate in good faith to determine the amount of monthly Base Rent for the applicable Extension Period within thirty (30) days of the date of Landlord's receipt of Tenant's written notice of its election to exercise the applicable extension option.

                 (c) In the event Landlord and Tenant are unable to agree upon the monthly Base Rent for the applicable Extension Period within said thirty (30)-day period, then the monthly Base Rent for the applicable Extension Period shall be the Current Market Rental Rate determined by a board of three
(3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Each member of the board of brokers shall be licensed in the Commonwealth of Virginia as a real estate broker, specializing in the field of commercial office leasing, having no less that ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within five (5) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two brokers selected by Landlord and Tenant shall promptly select a third broker within ten
(10) days after they both have been appointed, and each broker, within fifteen
(15) days after the third broker is selected, shall submit his or her determination of said Current Market Rental Rate. The Current Market Rental Rate shall be the mean of the two closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

                 (d) Upon determination of the Current Market Rental Rate with respect to the applicable Extension Period, Tenant and Landlord shall each have the right to terminate Tenant's election to extend the Term of the Lease upon written notice thereof to the other party within five (5) days after receipt of the Current Market Rental Rate. If neither Tenant nor Landlord elects to terminate such election in accordance with the foregoing, an addendum amending this Lease to set forth the monthly Base Rent for the Premises during the applicable Extension Period shall be executed by Landlord and Tenant within ten (10) days of the parties' agreement, or, in the alternative, within fifteen
(15) days of the brokers' determination of the monthly Base Rent for the applicable Extension Period. If either Tenant or Landlord terminates Tenant's election to extend the Term in accordance with the foregoing, the Lease Term shall expire on the date originally scheduled therefor, as if such extension election had not taken place.

         29. INCREASES IN THE BASE RENT. The amount of Base Rent to be paid pursuant to this Lease shall be increased at the beginning of each Lease Year beginning with the second Lease Year to account for increases in the Consumer Price Index. Beginning with the second Lease Year and continuing for each subsequent Lease Year, the Base Rent shall be determined by the following formula:

                 (a) The United States Department of Labor, Consumer Price Index, all items, for all urban households for the Washington, D.C., area for all urban consumers, "1982-84 equals 100" for the last month of the Lease Year prior to the then-current Lease Year, hereinafter referred to as the "Base Index", shall be determined.

                 (b) The United States Department of Labor, Consumer Price Index, all items, for all urban households for the Washington, D.C., area for all urban consumers, "1982-84 equals 100" for the last month of the Lease Year prior to the Lease Year for which the rent is being determined, hereinafter referred to as the "Comparison Index", shall be determined.

                 (c) The basic annual rent for the ensuing Lease Year shall be determined as follows:

           Comparison Index       x      current year's   =   Base Rent for the
           ----------------                  rent             ensuing Lease Year
             Base Index

                 (d) Should the Bureau of Labor Statistics establish a new base period other than "1982-84 equals 100", then and in that event, a conversion factor will be determined to relate the index after such new base period is determined to the old base period of "1982-84 equals 100", so that any index used for the purpose of this clause shall be converted to the "1982-84 equals 100" index.

                 (e) Notwithstanding anything to the contrary contained herein, in no event shall the Base Rent payable with respect to any Lease Year ever be less than the Base

Rent paid in the immediately preceding Lease Year, nor shall any such Base Rent be more than three and one-half percent (3.5%) in excess of the Base Rent payable with respect to the immediately preceding Lease Year.

         30. PURCHASE OPTION. For and in consideration of the sum of Ten Dollars ($10.00) paid to Landlord by Tenant, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby grants Tenant the option to purchase the Premises from Landlord, such option to be exercisable by Tenant at any time during the term of this Lease, including any extensions of such Term as permitted by this Lease. Tenant shall exercise such option by giving written notice to Landlord of its intent to exercise the option. The purchase price for the Premises shall be determined as follows: Landlord and Tenant shall each obtain, at their own cost, an appraisal of the fair market value of the Premises (such determination expressly agreed to be made without regard to the current use of the Premises as an educational institution, and without regard to this Lease) performed by an MAI appraiser. If the two appraisals are within 15% of each other, the average of the two appraisals shall be the purchase price for the Premises. If the appraisals are not within 15% of each other, the two appraisers performing such appraisals shall select a third appraiser, who shall prepare an appraisal of the Premises, the cost of such appraisal being shared equally by Landlord and Tenant, and the third appraisal and the previous appraisal closest to the third appraisal in value shall be averaged and such average value shall be the purchase price of the Premises. However, if the third appraisal shall be the arithmatic mean value between the previous two appraisals, then the value stated in such third appraisal shall be the purchase price of the Premises. Upon determination of the purchase price in accordance with the foregoing, Landlord or Tenant shall have the right to terminate Tenant's election to purchase the Premises for any reason whatsoever upon written notice thereof to the other party within thirty (30) days after receipt of such determination. If Tenant's election is not terminated in accordance with the foregoing, title to the Premises shall be conveyed by special warranty deed, subject to all matters of record; provided, however, that the Premises
shall be conveyed free and clear of all monetary  liens and encumbrances.   All
costs and expenses associated with the Premises which are typically prorated in the sale of commercial real estate, including without limitation real estate taxes, shall be apportioned as of the date of closing. Closing on the purchase of the Premises by Tenant shall take place within ninety (90) days following the determination of the purchase price in accordance with the foregoing. At closing, Tenant shall pay the purchase price to Landlord in cash, unless other terms and conditions for payment have been agreed to in writing by Tenant and Landlord. Landlord shall pay the cost of preparation of the deed of conveyance and the State grantor's tax, and all other costs of settlement shall be paid by Tenant.

         31. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         32. CAPTIONS. The captions in this Lease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         33. COMPLETE AGREEMENT. This Lease contains a complete expression of the agreement between the parties and there are no promises, representations or inducements except as herein provided; and this Lease may be amended only in writing. This Lease shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

         34. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such provision shall be deemed to be modified to the minimum extent necessary to render such provision enforceable or valid, and any such holdings shall not invalidate or render unenforceable any other provision hereof.

         35. APPLICABLE LAW. This Lease and all questions of construction of the provisions hereof and of the rights and liabilities of the parties hereunder shall be construed and determined in accordance with the applicable laws of the Commonwealth of Virginia.

         36. TIME FOR PERFORMANCE. Whenever the last day for the performance of any act required by either party under this Lease shall fall upon a Saturday, Sunday or legal holiday, the date for the performance of any such act shall be extended to the next succeeding business day which is not a Saturday, Sunday or legal holiday. The Term "business day" as herein use shall mean any day which is not a Saturday, Sunday or legal holiday.

         37. PARTIES. All references herein to parties may be in the masculine gender, and are intended to include the feminine gender, the neutral gender, and plurals, as the case may appear from context.

         38. RECORDATION. Upon request of Landlord, Tenant shall execute a recordable memorandum of this Lease. Tenant shall not record this Lease, nor a memorandum hereof, and recordation of either by Tenant shall be an Event of Default.

         39. TERMINATION OF PRIOR LEASE. Upon the Effective Date of this Lease, all existing leases between Landlord and Tenant for the Premises shall be considered terminated and superseded by the terms of this Lease, and any such leases prior to the date hereof shall have no further force and effect and shall not be binding on the parties thereto.

         40. AUTHORITY. Each individual executing this Lease on behalf of Landlord or Tenant hereby represents and warrants that he is duly authorized to execute and deliver this Lease; that Landlord or Tenant, as applicable, is duly organized, qualified to do business in the Commonwealth of Virginia, and has the power and authority and has obtained all necessary consents to enter into and perform its obligations under this Lease; and that all action required to authorize Landlord or Tenant, as applicable, to enter into this Lease has been duly taken.

         41. EFFECTIVE DATE. This Lease shall be effective as of the date of the closing of the initial public offering of common stock by Strayer Education, Inc.

EXECUTED BY LANDLORD THIS 1st DAY OF JUNE, 1996.

                                FREDERICKSBURG INVESTMENTS, INC.,
                                a Virginia Corporation

                                BY:   /s/ RON K. BAILEY
                                   --------------------------------
                                        Ron K. Bailey, President

EXECUTED BY TENANT THIS 1st DAY OF JUNE, 1996.

                                STRAYER COLLEGE, INC.,
                                a Maryland Corporation

                                By:    /s/  HARRY T. WILKINS
                                   --------------------------------------
                                      Harry T. Wilkins
                                      Chief Financial Officer





                  (NOTARIAL ACKNOWLEDGMENTS ON FOLLOWING PAGE)

State of Virginia

County/City of Arlington, to-wit:

         The foregoing Deed of Lease dated as of the 1st day of June, 1996 was acknowledged before me, the undersigned Notary Public in and for the aforesaid jurisdiction, by Ron K. Bailey, as President of Fredericksburg Investments, Inc., a Virginia Corporation, this 1st day of June, 1996.

         My commission expires:     9/30/99
                                ------------------.

                                          /s/ JANENE LYNETTE EIGHMEY-CABATIC
                                        --------------------------------------
                                        Notary Public
State of Virginia

County/City of Arlington, to-wit:

         The foregoing Deed of Lease dated as of the 1st day of June, 1996 was acknowledged before me, the undersigned Notary Public in and for the aforesaid jurisdiction, by Harry T. Wilkins, as Chief Financial Officer of Strayer College, Inc., a Maryland Corporation, this 1st day of June,
1996.

         My commission expires:       9/30/99
                                --------------------.

                                         /s/ JANENE LYNETTE EIGHMEY-CABATIC
                                        ------------------------------------
                                        Notary Public